UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2020

AtriCure, Inc.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-51470 (Commission File Number)	34-1940305 (IRS Employer Identification No.)

7555 Innovation Way, Mason OH 45040

(Address of Principal Executive Offices, and Zip Code)

(513) 755-4100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	ATRC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement

On April 29, 2020, AtriCure, Inc. (the “Company”) entered into a Fourth Amendment (the “Fourth Amendment”) to the Company’s Loan and Security Agreement with Silicon Valley Bank dated February 23, 2018 (as previously amended, the “Credit Agreement”).

The Fourth Amendment modifies a covenant related to the Company’s liquidity ratio and increases the early termination fee in the Credit Agreement. Specifically, the current liquidity ratio of 1.35x is decreased to 1.10x through the September 30, 2020 testing date, and then reverts back to the 1.35x ratio, and the early termination fees for both the term loan and revolving line is increased by 2.0%. The foregoing description of the Agreement does not purport to be complete. The Amendment is attached to this report as Exhibit 10.1 and is incorporated into this Item 1.01 in its entirety.

Item 2.02.    Results of Operations and Financial Condition.

On April 29, 2020, AtriCure, Inc. issued a press release regarding its financial results for the first quarter ended March 31, 2020. The Company will hold a conference call on April 29, 2020 at 4:30 p.m. Eastern Time to discuss the financial results. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation of an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01.    Regulation FD Disclosure.

In connection with the issuance of the press release described above, the Company is providing an updated version of its investor presentation. This presentation is available at www.atricure.com, is furnished as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

Information in the presentation contains forward-looking statements regarding future events and performance of the Company. All such forward-looking statements are based largely on the Company’s experience and perception of current conditions, trends, expected future developments and other factors, and on management’s expectations, and are subject to risks and uncertainties that could cause actual results to differ materially, including, but not limited to, those factors described in the presentation and in the Company’s filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any financial or other projections or other forward-looking statements, whether because of new information, future events or otherwise.

The information in this Item 2.02 and Item 7.01 of this Form 8-K and in the press release attached as Exhibit 99.1 and the presentation attached as Exhibit 99.2 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 2.02 and Item 7.01 of this Form 8-K and each of Exhibit 99.1 and Exhibit 99.2 shall not be incorporated by reference in any filing or other document under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in any such filing or document.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

No.	Description
10.1	Fourth Amendment to Loan and Security Agreement dated April 29, 2020 among AtriCure, Inc., Silicon Valley Bank and the other parties named therein.
99.1	Press Release dated April 29, 2020 relating to financial results for the first quarter ended March 31, 2020
99.2	Investor Presentation updated as of April 29, 2020
104	Cover Page Interactive Data File--the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRICURE, INC.

Dated:	April 29, 2020	By:	/s/ M. Andrew Wade
M. Andrew Wade
Chief Financial Officer